Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

UNDER PREPACKAGED PLAN OF REORGANIZATION

AS OF NOVEMBER 30, 2003

(In thousands)

	Historical	Net Adjustment		Pro Forma
ASSETS

Current Assets:
Cash and cash equivalents(A)	$16,214	$585	(B)	$16,799
Accounts receivable, net	12,982			12,982
Inventories	7,632			7,632
Other current assets	7,569			7,569

Total current assets	44,397	585		44,982

Property and equipment, net	30,423	—		30,423
Goodwill	431,742	(431,742	)(C)	—
Reorganization value in excess of amounts allocable to identifiable assets	—	87,658	(C)	87,658
Intangible assets	665	76,235	(C)	76,900
Other assets	18,173	(1,973	)(C)	448
		(7,137	)(D)
		(8,615	)(B)

Total assets	$525,400	$(284,989)		$240,411

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Borrowings and capital lease obligations, current	$447			$447
Accounts payable	16,549	—		16,549
Accrued liabilities	52,974	(7,294	)(C)	21,325
		(13,684	)(D)
		(13,397	)(B)
		2,726	(E)
Deferred revenue	12,090	—		12,090

Total current liabilities	82,060	(31,649)		50,411

Convertible notes	484,368	(484,368	)(D)	—
Other long-term liabilities	62,724	(62,724	)(B)	—

Total liabilities	629,152	(578,741)		50,411

Stockholders’ equity (deficit):
Common Stock	5,376,548	(5,877,113	)(C)	190,000
		490,915	(D)
		199,650	(F)
Deferred stock-based compensation	(934)	934	(C)	—
Notes receivable from stockholders	(15)	15	(C)	—
Accumulated other comprehensive income	(26,069)	26,069	(C)	—
Accumulated deficit	(5,453,282)	5,587,567	(C)	—
		68,091	(B)
		(2,726	)(E)
		(199,650	)(F)

Total stockholders’ equity (deficit)	(103,752)	293,752		190,000

Total liabilities and stockholders’ equity (deficit)	$525,400	$(284,989)		$240,411

UNAUDITED PRO-FORMA CONDENSED STATEMENTS OF OPERATIONS

UNDER PREPACKAGED PLAN OF REORGANIZATION

FOR THE ELEVEN MONTHS ENDED NOVEMBER 30, 2003

(In thousands, except per share amounts)

	Historical	Net Adjustment		Pro forma
Product revenue	$63,564	$—		$63,564
Related party product revenue	5,409	—		5,409
Service revenue	19,590	—		19,590

Total revenue	88,563	—		88,563

Product cost of revenue	34,485	9,856	(H)	37,418
		(6,923	)(G)
Service cost of revenue	11,632	1,394	(H)	7,982
		(5,044	)(G)

Total cost of revenue	46,117	(717)		45,400

Gross profit	42,446	717		43,163

Operating expenses:
Research and development	60,863	3,593	(H)	49,323
		(15,133	)(G)
Selling, general and administrative	59,244	4,183	(H)	53,338
		(10,089	)(G)
Restructuring charges	23,066	—		23,066
Amortization of intangibles	167	(167	)(G)	—
Stock-based compensation	916	(916	)(G)	—

Total operating expenses	144,256	(18,529)		125,727

Loss from operations	(101,810)	19,246		(82,564)

Interest and other income (expense)	(16,672)	17,360	(G)	688

Net loss	$(118,482)	$36,606		$(81,876)

Net loss per share—basic and diluted	$(47.88)			$(1.59)

Shares used in computing net loss per share—basic and diluted	2,475	49,094		51,569

Notes to unaudited pro forma condensed financial statements under prepackaged plan of reorganization

(A)	On November 12, 2003, the Company entered into a definitive agreement to obtain debtor-in-possession revolving credit facility with Abelco Finance LLC, or the DIP facility, up to an amount of $25 million. As of November 30, 2003, no amount had been borrowed under this facility. The Company’s letter of credit issued for the benefit of its contract manufacturer was assumed under this credit facility and the cash collateral that had been securing that letter of credit was released to the Company. Therefore, the Company had no restricted cash as of November 30, 2003.

(B)	To reflect a cash receipt and a reduction of lease deposits of $585,000 and $8.0 million, respectively, reversal of operating lease-related restructuring charges of $75.1 million (current portion of $13.2 million and non-current portion of $61.9 million) and reversal of deferred rent of $1.0 million (current portion of $180,000 and non-current portion of $780,000).

(C)	To reflect the recast of our balance sheet using current fair market values under “fresh-start accounting” assuming that all criteria as set forth in Statement of Position 90-7, “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code” are met. This recasted balance sheet is based on the equity value of $190.0 million, combined with additional assumptions regarding fair values of property and equipment, additional liabilities associated with the bankruptcy proceedings, reduction of lease liabilities, and the recording of identifiable intangible assets (core technology and product technology) (in thousands):

Amount

Current assets	$44,982
Property and equipment	30,423
Reorganization value in excess of amounts allocable to identifiable assets	87,658
Core technology	58,300
Product technology	18,600
Other assets	448
Current liabilities	(50,411)

Stockholders’ equity	$190,000

(D)	To reflect the impact of the exchange of the notes for common stock of $490.9 million as an increase in common stock, $484.4 million as a reduction of the notes, $7.1 million to reverse the unamortized balance of note issuance costs and the reversal of accrued interest of $13.7 million.

(E)	To reflect the estimated cost of prepackaged plan of reorganization related primarily to professional fees of $2.7 million.

(F)	In accordance with Statement of Accounting Standards (“SFAS”) No. 84, “Induced Conversions of Convertible Debt, an amendment of Accounting Principles Board Opinion No. 26,” we are required to recognize an expense equal to the fair value of all securities or other consideration transferred to the holders of convertible subordinated notes in the prepackaged plan of reorganization in excess of the fair value of securities issuable pursuant to the original conversion terms. In accordance with the original conversion terms of the convertible subordinated notes, the fair value of common stock issuable upon conversion was approximately $127,000 as of November 30, 2003, based on an estimated entity valuation of $190.0 million, as compared to the fair value of common stock issuable under the proposed prepackaged plan of reorganization of approximately $180.5 million, resulting in an induced conversion charge of approximately $180.4 million. For purposes of the unaudited pro forma condensed consolidated financial statements under the prepackaged plan of reorganization, we have used an estimated reorganization value of $190.0 million as the basis for determining the fair value of common stock issuable upon the exchange of notes, as opposed to using the Company’s current market capitalization. This reorganization value, determined with the assistance of Standard & Poor’s Corporate Value Consulting, is considered to be a more appropriate enterprise value, considering that the existing common stockholders will only represent approximately 5% of the total common stock outstanding after the financial restructuring, and the value attributed by the notes, upon their exchange, will represent approximately 95% of the total common stock outstanding after the financial restructuring. As part of the prepackaged plan of reorganization, we are proposing to issue to our stockholders of record immediately prior to the expiration of the exchange offer warrants exercisable for approximately 2.6 million shares of our common stock at an exercise price of $5.00 per share and warrants exercisable for approximately 2.8 million shares of our common stock at an exercise price of $9.50 per share. The warrants have an exercise period of seven years. The fair value of the warrants, which is expected to be recorded as an expense in the statement of operations, is estimated to be approximately $19.3 million using a Black-Scholes option pricing model, assuming an expected life of 7 years, a risk-free annual interest rate of 3.34%, expected volatility of 148% and no dividend yield.

(G)	Adjustments affecting net loss for the eleven months ended November 30, 2003 include reversals of historical amortization of intangibles of $3.7 million, stock-based compensation of $916,000, historical depreciation of property and equipment of $33.6 million; a reduction of interest expense and note issuance cost amortization of $19.5 million and $1.6 million, respectively, offset by a reduction of a gain of $3.8 million recognized in connection with an interest rate hedge.

The amortization of intangibles and depreciation of property and equipment was reversed from the following categories (in thousands):

	Amortization	Depreciation	Total

Product cost of revenue	$3,560	$3,363	$6,923
Service cost of revenue	—	5,044	5,044
Research and development	—	15,133	15,133
Selling, general and administrative	—	10,089	10,089
Other	167	—	167

Total	$3,727	$33,629	$37,356

The unaudited pro forma adjustments were prepared based on the assumptions we believe are reasonable. Due to the fact that the reorganization has not yet been completed and the actual equity value has not yet been determined, for the purpose of the unaudited pro forma financial information included herein, the equity value has been estimated at $190.0 million under the prepackaged plan of reorganization. Should the actual equity value change, the unaudited pro forma adjustments could be materially different. These adjustments could include the induced conversion charge, the valuation of warrants issuable to the existing stockholders, the impairment of goodwill under the recapitalization plan and the amortization of identifiable intangible assets under prepackaged plan of reorganization.

(H)	Reflects adjustments for amortization of identifiable intangibles and depreciation of property and equipment as follows (in thousands):

	SMS Core Technology	SMS Product Technology	SmartEdge Core Technology	SmartEdge Product Technology	Property and Equipment

Equity value allocated	$17,000	$8,600	$41,300	$10,000	$30,423
Amortization period, in months	78	78	102	66	36
Amortization expense, per month	$218	$110	$405	$152	$845
Amortization expense for eleven months	$2,397	$1,212	$4,454	$1,667	$9,296

The amortization of intangibles and depreciation of property and equipment was allocated to the following categories (in thousands):

	Eleven months ended November 30, 2003		Total
	Amortization	Depreciation

Product cost of revenue	$8,926	$930	$9,856
Service cost of revenue	—	1,394	1,394
Research and development	804	2,789	3,593
Selling, general and administrative	—	4,183	4,183

Total	$9,730	$9,296	$19,026